Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-220509 on Form S-3 and Registration Statement Nos. 333-219027 and 333-189748 on Forms S-8, of our report dated March 30, 2018, relating to the consolidated financial statements of Youngevity International, Inc. and Subsidiaries, included in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
March 30, 2018